UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2016

Medley Management Inc.

Medley LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-36638 333-212514	47-1130638 27-2437343
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

280 Park Avenue, 6th Floor East, New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 759-0777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 9, 2016, the Board of Directors of Medley Management Inc. (“Medley”) and Medley, as the managing member of Medley LLC, approved an extension of the previously announced equity repurchase program. Under the program, Medley and/or Medley LLC are authorized to repurchase from time to time up to an aggregate of $5,000,000 of shares of Class A Common Stock, par value $0.01 per share, of Medley (the “Class A Common Stock”) and/or membership units in Medley LLC (the “LLC Units”). The equity repurchase program originally expired on August 12, 2016 and, as extended, now expires on August 31, 2017.

Medley LLC will repurchase LLC Units on a one-for-one basis for each share of Class A Common Stock repurchased by Medley. Under the repurchase program, shares and/or units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual amount of equity repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be suspended or discontinued at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

MEDLEY LLC

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: September 13, 2016